UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

(as depositor under the Pooling and Servicing Agreement,
dated as of May 1, 2006, providing for the issuance of
Carrington Mortgage Loan Trust, Series 2006-RFC1 Asset-Backed
Pass-Through Certificates)

Stanwich Asset Acceptance Company, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-130210-02	20-2698835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Seven Greenwich Office Park 599 West Putnam Avenue Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 661-6186

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Completion of Acquisition or Disposition of Assets

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On May 24, 2006, a series of certificates, entitled Carrington Mortgage Loan Trust, Asset-Backed Pass-Through Certificates, Series 2006-RFC1 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of May 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among Stanwich Asset Acceptance Company, L.L.C. as depositor (the “Depositor”), Homecomings Financial Network, Inc. as servicer (the “Servicer”) and Wells Fargo Bank, N.A. as trustee (the “Trustee”). The Certificates consist of eighteen classes of certificates (collectively, the “Certificates”), designated as the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class CE Certificates, Class P Certificates, Class R-I Certificates and Class R-II Certificates. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool’”) of adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $743,362,000 as of May 1, 2006 (the “Cut-off Date”). The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates (collectively, the “Offered Certificates”) were sold by the Depositor to Bear Stearns & Co. Inc., Citigroup Global Markets Inc, Northeast Securities, Inc. and Residential Funding Securities Corporation (the “Underwriters”), pursuant to an Underwriting Agreement, dated May 17, 2006 (the “Underwriting Agreement”), among the Depositor, Carrington Securities, LP and the Underwriters.

The Offered Certificates have the following initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate

A-1	$326,012,000	Variable(2)
A-2A	$136,451,000	Variable(2)
A-2B	$89,061,000	Variable(2)
A-2C	$41,680,000	Variable(2)
A-2D	$30,501,000	Variable(2)
M-1	$28,546,000	Variable(2)
M-2	$16,815,000	Variable(2)
M-3	$15,250,000	Variable(2)
M-4	$14,859,000	Variable(2)
M-5	$12,904,000	Variable(2)
M-6	$12,513,000	Variable(2)
M-7	$10,949,000	Variable(2)
M-8	$7,821,000	Variable(2)
M-9	$326,012,000	Variable(2)
M-10	$8,994,000	Variable(2)

(1) Approximate.
(2) The pass-through rate on this class of certificates will be based on one-month LIBOR plus the applicable margin set forth above, subject to the rate caps described in the prospectus supplement.

The Offered Certificates and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated May 19, 2006 (the “Prospectus Supplement”), and the Prospectus, dated May 16, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class M-10, Class CE, Class P, Class R-I and Class R-II Certificates (the “Non-Offered Certificates”) were not and will not be publicly offered by the Depositor and are thereby exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. On the Closing Date, the Class M-10 Certificate was sold to Bear Stearns & Co. Inc., Citigroup Global Markets Inc, Northeast Securities, Inc. and Residential Funding Securities Corporation (the “Initial Purchasers”), pursuant to a Purchase Agreement, dated May 24, 2006 (the “Purchase Agreement”), among the Depositor, Carrington Securities LLP and the Initial Purchasers. The Class CE and the Class P Certificates were held by Wells Fargo Bank, N.A., as Indenture Trustee under the Indenture, dated May 24, 2006, relating to the Carrington NIM Trust 2006-RFC1 Notes and Greenwich Residual Venture, LLC purchased the Residual Certificates. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Argent Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Wells Fargo Bank, N.A. as Trustee relating to the Series 2006-RFC1 Certificates.

4.2	Underwriting Agreement, dated as of May 17, 2006, by and among Stanwich Asset Acceptance Company, L.L.C., Carrington Securities, LP and the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 7, 2006

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

By:	/s/ Bruce M. Rose
Name:	Bruce M. Rose
Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1
Pooling and Servicing Agreement, dated as of May 1, 2006, by and among Argent Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Wells Fargo Bank, N.A. as Trustee relating to the Series 2006-RFC1 Certificates.

4.2	Underwriting Agreement, dated as of May 17, 2006, by and among Stanwich Asset Acceptance Company, L.L.C., Carrington Securities, LP and the Underwriters.